EXHIBIT 23.2

CONRAD C. LYSIAK
 Attorney and Counselor at Law
601 West First Avenue
Suite 503
Spokane, Washington 99201
(509) 624-1475
FAX: (509) 747-1770

CONSENT

I HEREBY CONSENT to the inclusion of my name and my opinion in connection with the Form SB-2/A-5 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, Ardent Mines Limited.

DATED this 7th day of August, 2003.

Yours truly,

/s/ Conrad C. Lysiak
Conrad C. Lysiak